EXHIBIT 23.4


                          Third Party Reviewer Consent

We consent to the reference to us under the caption "Business-Gold Properties-La Camorra Mine-Bolivar, Venezuela" in the Registration Statement on Form S-1 (No. 333-100395) of Hecla Mining Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

Dated: January 7, 2003

                                                SRK CONSULTING


                                                By:  /s/ William J. Crowl
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                                                Its: Principal Geologist
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